POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTED, that the person whose signature appears below hereby appoints Rashda M. Buttar acting alone, his true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person's name, place and stead, individually and in any and all capacities, to sign on such person's behalf, any and all filings, and any amendments thereto, required to be made by or on behalf of such person with the
Securities and Exchange Commission related to Foresight Energy LP pursuant to
(i) Sections 13(d), 13(g) and 16 of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), including all rules and regulations promulgated thereunder, and (ii) Rule 144 of the Securities Act of 1933, as amended (the
"Securities Act"), including all rules and regulations promulgated thereunder, including any Form 144 pursuant to the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Sections 13(d), 13(g) or 16 of the Exchange Act or Rule 144 of the
Securities Act.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the date indicated.

Signature Title Date

/s/G. Nicholas Casey, Jr. Director September 8, 2015